CODE OF ETHICS
                           AS ADOPTED MARCH 10,2000 BY
                      DUNHILL INVESTMENT ADVISORS, LIMITED
                           AND CITYFUND ADVISORY, INC.

     WHEREAS, Dunhill Investment Trust (the "Trust") is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), which is authorized to issue its shares of beneficial interest in separate series representing the interests in separate funds of securities and other assets; and

     WHEREAS, the Regional Opportunity Fund: Ohio Indiana Kentucky (the "Fund") has been established as one such series of the Trust; and

     WHEREAS, Dunhill Investment Advisors, Limited and CityFund Advisory, Inc. (the "Advisers") are the investment advisers of the Fund; and

     WHEREAS, Rule 17j-1 under the 1940 Act makes it unlawful for certain persons, including directors, officers, and certain investment personnel of the Advisers, to engage in fraudulent, manipulative, or deceptive conduct in connection with their personal trading of securities "held or to be acquired" by the Fund; and

     WHEREAS, Rule 17j-1 under the 1940 Act requires the Advisers to adopt a Code of Ethics and procedures reasonably designed to prevent trading prohibited by the Rule and to use reasonable diligence to prevent violations of such Code; and

     WHEREAS, the policies, restrictions, and procedures included in this Code of Ethics are designed to prevent violations of Rule 17j-1 under the 1940 Act;

     NOW, THEREFORE, each of the Advisers hereby adopts this Code of Ethics to read in its entirety as follows:

I. RULES APPLICABLE TO DIRECTORS, OFFICERS, AND OTHER ACCESS PERSONS OF THE ADVISERS

     A.   Definitions
          -----------

          1. "Access Person" shall mean (i) any director, officer, general partner, or advisory person (as defined below) of the Advisers.

          2. An "Advisory Person" is any employee of the Advisers (or of any company in a control relationship to the Advisers) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship to the Advisers who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

          3. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which generally speaking, encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect "pecuniary interest" (i.e., some economic benefit) from the ownership of a security. A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or share in any profit, from the transaction. An indirect pecuniary interest is any indirect financial interest in the transaction. For example, a person is normally regarded as the beneficial owner of securities held in the name of a member of his or her immediate family living in his or her household. Moreover, a person is normally regarded as the beneficial owner of securities held by a partnership to the extent he or she is a general partner or of securities held by a trust of which the person is settlor of the trust with the power to revoke the trust without the consent of another person, or is a beneficiary of the trust, in both cases if the person also has or shares investment control over the securities in the trust. A person may also have an indirect pecuniary interest in securities that such person may acquire upon exercise of an option or other right or through conversion of a security. A report of beneficial ownership hereunder may disclaim such beneficial ownership.

          4. "Control" shall have the meaning set forth in Section 2(a)(9) of the 1940 Act.

          5. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

          6. "Portfolio Manager" means the person or persons who have or share direct responsibility and authority to make investment decisions affecting the Fund.

          7. "Private Placement" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or
               Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the 1933 Act.

          8. "Purchase or sale of a security" shall mean any purchase, sale or any type of acquisition or disposition of securities, including, among other things, the writing of an option to purchase or sell securities.

          9. "Review Officer" means the person(s) designated by the Advisers to approve transactions, receive and review reports, and otherwise monitor compliance with this Code of Ethics; report at least quarterly to the Board of Trustees of the Trust all violations of this Code that occurred during the past quarter; and report at least annually to the Board of Trustees the information listed under Section II-G below.

          10. "Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the United States Government, banker's acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies, and high-quality short-term debt instruments, including repurchase agreements.

          11. A security "held or to be acquired" by the Fund shall mean (1) any security which, within the most recent fifteen
               (15) days, is or has been held by the Fund or is being or has been considered by the Fund or the Advisers for purchase by the Fund, or (2) any option to purchase or sell, and any security convertible into or exchangeable for, any such security.

     B.   Statement of General Principles on Personal Investment Activities
          -----------------------------------------------------------------

          No Access Person of the Advisers shall engage in any act, practice, or course of conduct that violates the provisions of Rule 17j-1 of the 1940 Act. In order to effectuate this prohibition, the following general principles and specific prohibited activities, and related compliance procedures, shall govern the personal investment activities of such persons.

          Personal investment activities engaged in by any Access Person shall be subject to the following general principles:

          1. Access Persons shall not, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Fund:

               a.   employ any device, scheme or artifice to defraud the Fund;
               b. make any untrue statement of a material fact to the Fund or to omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;
               c. engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or
               d. engage in any manipulative practice with respect to the Fund.

          2. No personal investment activities shall conflict with the duty to place the interests of the Fund before any personal interests;

          3. All personal investment activities shall be conducted consistent with the requirements and standards set forth in this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

          4. No Access Person shall, directly or indirectly, otherwise take inappropriate advantage of his or her position with the Advisers.

     C.   Avoiding Conflicts of Interest
          ------------------------------

          Without limiting the foregoing section I-B, no director, officer or other Access Person shall enter into or engage in a security transaction or business activity or relationship that may result in any financial or other conflict of interest between such person and the Fund, and each such person shall at all times and in all matters endeavor to place the interests of the Fund before his or her personal interests.

     D.   PROHIBITED ACTIVITIES
          ---------------------

          1. INTERESTED TRANSACTIONS: No director, officer, or other Access Person shall recommend any securities transactions by the Fund without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

               a.   any  direct  or  indirect   Beneficial   Ownership   of  any
                    securities of such issuer;

               b.   any   contemplated   transaction  by  such  person  in  such
                    securities;

               c.   any position with such issuer or its affiliates; and

               d. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

          2. BLACKOUT PERIODS: No director, officer, or other Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership:

               a. and which to his or her knowledge at the time of such purchase or sale is being considered for purchase or sale by the Fund; or

               b. and which to his or her knowledge at the time of such purchase or sale is being purchased or sold by the Fund; or

               c. on a day during which, to his or her knowledge, the Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

               No Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within seven (7) calendar days before or after the Fund trades in that security.

               Unless the Trust's Board of Trustees approves otherwise, any transactions in violation of this Section I-D(2) shall be unwound or, if that is not practical, any profit so realized shall be paid over to the Fund or to a charitable organization of the Access Person's choosing.

          3. INITIAL PUBLIC OFFERINGS: No Advisory Person shall acquire, directly or indirectly, Beneficial Ownership in any securities in an Initial Public Offering without the prior approval of the Review Officer, who has been provided by such Advisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Advisory Person's activities on behalf of the Fund) and has concluded that the Fund has no foreseeable interest in purchasing such securities.

          4. PRIVATE PLACEMENTS: No Advisory Person shall acquire, directly or indirectly, Beneficial Ownership of any securities in a Private Placement without the prior approval of the Review Officer, who has been provided by such Advisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Advisory Person's activities on behalf of the Fund) and has concluded that the Fund has no foreseeable interest in purchasing such securities.

          5. GIFTS: No Advisory Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of the Fund or the Advisers; PROVIDED, HOWEVER, that the foregoing shall not prohibit receipt of:

               a. an occasional breakfast, luncheon, dinner, or reception, ticket to a sporting event or the theater, or comparable entertainment, attended in the company of the giver of the entertainment in question, that is not so frequent, costly, or extensive as to raise any question of impropriety;

               b. a breakfast, luncheon, dinner, reception, or cocktail party in conjunction with a bona fide business meeting;

               c. a promotional item, such as a mug, pen, or other article bearing the logo or advertising of any such person or entity, having a value not in excess of $100; or

               d.   a gift approved in writing by the Review Officer.

          6. SERVICE AS A DIRECTOR: No Advisory Person shall serve on the board of directors of any publicly traded company without prior authorization from the Review Officer based upon a determination that such board service would be consistent with the interests of the Fund and its shareholders.

     E.   EXEMPTED TRANSACTIONS:
          ---------------------

          The prohibitions of Sections I-D(2)above shall not apply to:

          1. purchases or sales effected in any account over which such person has no direct or indirect influence or control;

          2. purchases or sales that are nonvolitional on the part of such person;

          3. purchases that are part of an automatic dividend reinvestment plan;

          4. purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          5. sales effected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities;

          6. purchases and sales receiving prior approval in writing from the Review Officer (a) as only remotely potentially harmful to the Fund because they would be very unlikely to affect a highly institutional market or because they clearly are not economically related to the securities to be purchased or sold or held by the Fund or (b) as not representing any danger of the abuses proscribed by Rule 17j-1 under the 1940 Act; and

          7. purchases or sales of securities that are not eligible for purchase or sale by the Fund.


II.  COMPLIANCE PROCEDURES

     A.   PRECLEARANCE
          ------------

          An Advisory Person may, directly or indirectly, acquire or dispose of Beneficial Ownership in a security only if (1) such purchase or sale has been approved by the Review Officer, (2) the approved transaction is completed within two (2) business days of the day approval is received, and (3) the Review Officer has not rescinded such approval prior to execution of the transaction. The requirements of this
          Section II-A shall not apply to (i) transactions described in Sections I-E(l), (2), and (3), and (ii) transactions involving purchases or sales of capital stock of issuers with aggregate market capitalizations of at least $5 billion, or of investment grade debt securities, PROVIDED that the aggregate amount of such transactions by the Advisory Person in any one calendar week does not exceed $10,000 and PROVIDED FURTHER that, at the time of each such transaction, the Advisory Person has no actual knowledge that the same security is being purchased or sold or being considered for purchase or sale by the Fund.

     B.   QUARTERLY  REPORTING  REQUIREMENTS  FOR ALL DIRECTORS,  OFFICERS,  AND
          ----------------------------------------------------------------------
          OTHER ACCESS PERSONS
          --------------------

          1. COVERAGE. All directors, officers, and other Access Persons shall file with the Review Officer confidential quarterly reports containing the information required in this Code with respect to all transactions during the preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership.

          2. FILINGS. Every report shall be made no later than 10 days after the end of the calendar quarter in which the transaction being reported was effected, and shall contain the following information:

               a. the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;

               b. the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

               c. the price of the security at which the transaction was effected;

               d. the name of the broker, dealer, or bank with or through which the transaction was effected; and

               e.   the date that the report is submitted by the Access Person.

               With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, the report shall also contain the following information:

               a. the name of the broker, dealer or bank with whom the Access Person established the account;

               b.   the date the account was established; and

               c.   the date that the report is submitted by the Access Person.

               Such report shall be in the form attached hereto as Exhibit A. In lieu of providing such quarterly reports, an Access Person may arrange for duplicate broker trade confirmations and account statements to be provided directly to the Review

               Officer, if all the information  required by this Section II-B is
               contained   in  the  broker  trade   confirmations   and  account
               statements.

     C.   DISCLOSURE OF PERSONAL HOLDINGS
          -------------------------------

          Each Access Person shall file with the Review Officer, no later than ten (10) days after her or she becomes an Access Person, an initial holdings report listing all securities beneficially owned by such Access Person as of the date he or she becomes an Access Person. On an annual basis, each Access Person shall file with the Review Officer a holdings report listing all securities beneficially owned by such Access Person; such report must be current as of a date no more than thirty (30) days before the report is submitted. Any such initial or annual report shall set forth the following information:

          1. the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect Beneficial Ownership;

          2. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of such Access Person; and

          3.   the date that the report is submitted.

     D.   DISCLAIMER OF BENEFICIAL OWNERSHIP
          ----------------------------------

          Any report required by Section II-B or II-C may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.

     E.   EXCEPTION FROM REPORTING REQUIREMENTS
          -------------------------------------

          An Access Person need not make a report required by Section II-B or II-C with respect to transactions effected for, and securities held in, any account over which such person has no direct or indirect influence or control.

     F.   CERTIFICATION OF COMPLIANCE
          ---------------------------

          Each Access Person is required to certify annually that he or she has read and understands this Code and recognizes that he or she is subject to this Code.

          Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. Such certification shall be in the form attached hereto as Exhibit B, which shall be delivered annually to the Review Officer.

     G.   REVIEW BY THE BOARD OF TRUSTEES
          -------------------------------

          At least quarterly, the Review Officer shall report to the Board of Trustees of the Trust all violations or apparent violations of this Code that occurred during the past quarter. At least quarterly, the Review Officer shall also report to the Board of Trustees any reported transactions in a security that was purchased or sold (or considered for purchase or sale) by the Fund within fifteen (15) days before or after the date of the reported transaction, unless the amount involved in the transaction was less than $50,000 (and regardless of the amount, if the Review Officer nonetheless believes the transaction may evidence a violation of this Code). Upon discovery of a violation of this Code, the Board of Trustees may impose such sanctions as it deems appropriate. At least annually, the Review Officer shall provide a written report to the Board of Trustees that:

          1. describes any issues arising under this Code or related procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of this Code or related procedures and sanctions imposed in response to the material violations; and

          2. certifies that the Advisers have adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

     H.   NOTICE BY REVIEW OFFICER
          ------------------------

          The Review Officer shall notify each Access Person who may be required to preclear transactions and/or make reports pursuant to this Code of Ethics that such person is subject to this Code and shall deliver a copy of this Code to each such person. Any amendments to the Code shall be similarly furnished to each such person.

III. REVIEW

     In reviewing transactions and personal holdings, the Review Officer shall take into account the exemptions allowed under Section I-E above. Before making a determination that a violation or apparent violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

IV.  SANCTIONS

     If the Review Officer determines that a violation or apparent violation of this Code has occurred, he or she shall so advise the Board of Trustees of the Trust, and if a violation is determined, such persons may be subject to sanctions, including, INTER ALIA, a letter of censure or suspension or termination of the employment of the violator. As provided in Section
     I-D(2) above, any financial profits realized by an Access Person or Advisory Person through the prohibited personal trading activities described in such Sections may be required to be disgorged. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Trustees.

V.   MISCELLANEOUS

     A.   RECORDS
          -------

          The Advisers shall maintain records at their principle place of business in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall make these records available for examination by representatives of the Securities and Exchange Commission:

          1. a copy of this Code and any other code that is in effect, or at any time within the past five years was in effect, shall be maintained in an easily accessible place;

          2. a record of any violation of this Code, and of any action taken as a result of such violation, shall be maintained in an easily accessible place for at least five years following the end of the fiscal year in which the violation occurs;

          3. a copy of each report made by an Access Person pursuant to this Code, including any information provided in lieu of such reports under Section II-

               B(2), shall be maintained for at least five years following the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

          4. a record of all persons, currently or within the past five years, who are or were required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

          5. a copy of each report required by Section II-F shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

          6. a record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory Persons of securities under Sections I-D(3) and I-D(4), for at least five years after the end of the fiscal year in which the approval is granted.

     B.   CONFIDENTIALITY
          ---------------

          All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except that the same may be disclosed to the Board of Trustees of the Trust, to any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

     C.   INTERPRETATION OF PROVISIONS
          ----------------------------

          The Board of Trustees of the Trust may from time to time adopt such interpretations of this Code as it deems appropriate.

                                    EXHIBIT A

                     PERSONAL SECURITIES TRANSACTION REPORT


------------------------------------        ------------------------------------
Name (please print)                         Quarter Ending

INSTRUCTIONS: Record all applicable security transactions which are not specifically excepted by the Code of Ethics. To indicate no transactions, the word "NONE" must appear. This form must be returned within 10 calendar days after the close of each quarter.

---------------------------------------------------------------------------------------------------------------
           Purchase/Sale/   Number of Shares/
   Date        Other        Principal Amount         Title of Security           Price       Broker/Dealer/Bank
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

Please disclose below any securities account over which you have a beneficial interest and which was established during the quarter covered by this report.

---------------------------------------------------------------------------------------------------------------
   Account Registration                   Broker/Dealer/Bank               Account No.         Date Established
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

I acknowledge that the transactions listed above comprise all transactions executed in accounts in which I have a beneficial interest.

------------------------------------        ------------------------------------
Signature of Access Person                  Approved

------------------------------------        ------------------------------------
Date of Filing                              Date Approved

                                    EXHIBIT B

                                 CODE OF ETHICS
                        ANNUAL CERTIFICATE OF COMPLIANCE

                  For the Calendar Year Ended December 31, ____


     As an Access Person as defined in Section I-A(1) of the Code of Ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Code"), I hereby certify that I have read and understand the Code, recognize that I am subject to the Code, and intend to comply with the Code. I further certify that, during the calendar year specified above, and since my last Certificate of Compliance under the Code, I have complied with the requirements of the Code and have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported pursuant to the requirements of the Code.


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                                    Signature


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                                    Name (Please Print)


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                                    Date

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